Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Updates Guidance for the December Quarter

Company Narrows Expected Range, Initial Pervasive DataRush License Revenue Recognized

AUSTIN, TEXAS – January 5, 2010 – Pervasive Software® Inc. (NASDAQ:PVSW), a global value leader in embeddable data management and data integration software and in enabling next-generation analytics, today announced updated guidance for financial results for the second quarter ending December 31, 2009, providing a more narrow range than that of guidance provided October 20, 2009.

Based on preliminary unaudited financial results, the company now expects total revenue for the second quarter to be in the range of $11.5 million to $11.7 million and GAAP-basis diluted earnings per share of $0.05 to $0.06, representing Pervasive’s thirty-sixth consecutive quarter of profitability. Guidance for the second quarter given in the company’s October 20, 2009 press release was for revenue in the range of $11.0 million to $12.0 million and GAAP-basis diluted earnings per share of $0.04 to $0.07. Revenue and GAAP-basis diluted earnings per share for the December quarter of last fiscal year were $11.2 million and $0.06, respectively.

On a non-GAAP basis, Pervasive expects to realize diluted earnings per share of $0.06 to $0.07. Guidance for the second quarter given in the company’s October 20, 2009 press release was for non-GAAP diluted earnings per share of approximately $0.05 to $0.08. Non-GAAP diluted earnings per share for the December quarter of last fiscal year was $0.07. Non-GAAP results exclude amortization of purchased intangibles and stock-based compensation expense, and assume a non-GAAP effective tax rate of 34%.

Pervasive expects to report positive cash flow from operations with approximately $2.3 million in the second quarter of fiscal 2010, ending the quarter with approximately $41.7 million in cash and marketable securities. Pervasive acquired approximately 204,000 shares of Pervasive common stock on the open market at a total cost of approximately $1.0 million, or approximately $4.97 weighted average price per share, during the quarter ended December 31, 2009. The Company has approximately $6.6 million authorized repurchase funds remaining under its $10.0 million stock repurchase program announced in March 2009. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice. Issued and outstanding shares of common stock as of December 31, 2009 totaled approximately 17.7 million.

“I am proud of our continued solid execution in our flagship database, integration and B2B exchange product families,” said John Farr, president and CEO, Pervasive Software. “With continued profitable operations and positive operating cash flow, Pervasive is in the enviable position of funding aggressive investment in innovation to enhance our leadership status with existing products and bring exciting new capabilities to the market in the coming months and years. One of our innovation investments, Pervasive DataRush™, produced license revenue for the first time in the second quarter with transactions contributing a combined $0.1 million to our revenue results. I value our unique culture of disciplined execution combined with relentless innovation, which generates value for Pervasive employees, customers, partners and shareholders.”

Business Outlook

For the third fiscal quarter ending March 31, 2010, Pervasive expects revenue to be in the range of $11.0 million to $12.0 million and GAAP-basis diluted earnings per share of $0.03 to $0.06, compared to $13.0 million revenue and $0.10 diluted earnings per share for the March quarter of the previous fiscal year. As a reminder, results for the March quarter of the previous fiscal year included one relatively large transaction with a database customer representing approximately $3.0 million in revenue.

GAAP-basis profitability is expected to include amortization of purchased intangibles and stock-based compensation expense representing approximately $0.6 million, pre-tax, in the third quarter of fiscal year 2010. The company expects non-GAAP adjustments to result in non-GAAP diluted and fully taxed earnings per share of approximately $0.04 to $0.07 in the March quarter, compared to $0.11 non-GAAP diluted and fully taxed earnings per share for the March quarter of the previous fiscal year, which benefited from the $3.0 million transaction referred to above.

Regularly Scheduled Earnings Release Conference Call – January 26, 2010

Pervasive will provide the full financial results for its second quarter ending December 31, 2009 in its regularly scheduled earnings release conference call on January 26, 2010 at 5:00 P.M. Eastern time. The dial-in numbers for the call are 877-808-2426 (toll-free) or 973-200-3975 (international). The conference name is “Pervasive Software Inc.” The conference call may also be accessed live over the Web at http://investor.pervasive.com/events.cfm. Check the Web site before the call for login information. Replay will be available 8:00 P.M. Eastern Tuesday, January 26, to midnight, Tuesday, February 2, by dialing 800-642-1687 (toll-free) or 706-645-9291 (international), and selecting Conference ID 46485084. Additionally, the Webcast will be archived on Pervasive’s website at http://investor.pervasive.com/events.cfm.

About Pervasive Software

Pervasive Software (NASDAQ: PVSW) helps companies get the most out of their data investments through agile and embeddable software and SaaS services for data management, data integration, B2B exchange and analytics. The embeddable Pervasive PSQL™ database engine provides robust database reliability in a near-zero database administration environment for packaged business applications. Pervasive’s multi-purpose data integration platform, available on-premises and in the cloud, accelerates the sharing of information between multiple data stores, applications, and hosted business systems and allows customers to re-use the same software for diverse integration scenarios. Pervasive DataRush™ is an embeddable parallel-processing platform enabling data-intensive applications such as claims processing, risk analysis, fraud detection, data mining, predictive analytics, sales optimization and marketing analytics. For more than two decades, Pervasive products have delivered value to tens of thousands of customers in more than 150 countries with a compelling combination of performance, flexibility, reliability and low total cost of ownership. Through Pervasive Innovation Labs, the company also invests in exploring and creating cutting edge solutions for the toughest data analysis and data delivery challenges. Robin Bloor, founder of Bloor Research and partner at Hurwitz and Associates, recently cited Pervasive as one of the “10 IT Companies to Watch in 2010.” For additional information, go to www.pervasive.com.

About Non-GAAP

Financial Information This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of Forward Looking Guidance.”

Cautionary Statement

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected performance for the second quarter ending December 31, 2009, and the third quarter ending March 31, 2010. Pervasive emphasizes that the expected results for the quarter ending December 31, 2009 are preliminary and that actual results could vary when the company reports final revenue and earnings for the second quarter on January 26, 2010 at 5 P.M. Eastern time. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company’s ability to attract and retain existing and/or new customers; the company’s ability to issue new products or releases of solutions that meet customers’ needs or achieve acceptance by the company’s customers; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; the introduction of new products by competitors or the entry of new competitors; the company’s ability to preserve its key strategic relationships; the company’s ability to hire and retain key employees; and economic and political conditions in the US and abroad. All of these factors may result in significant fluctuations in the company’s quarterly operating results and/or its ability to sustain or increase its profitability. Additional information regarding these and other factors can be found in Pervasive’s reports filed with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended June 30, 2009. Pervasive is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

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All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

About Non-GAAP Financial Measures

The Company provides non-GAAP measures for net income and net income per share data as supplemental information regarding the Company’s core business operational performance. The Company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes the amortization of purchased intangible assets related to acquisitions and stock-based compensation related to employee stock options.

The Company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, particularly given the adoption of SFAS 123R at the beginning of fiscal year 2006 and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods. And second, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP and therefore the Company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the Company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and non-GAAP diluted earnings per share, which should be supplementally considered when evaluating the Company’s results. In addition, items such as amortization of purchased intangibles, stock compensation charges and significant and non-recurring items that are excluded from non-GAAP net income and non-GAAP diluted earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The Company has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate the Company’s core operating performance the way management does. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Purchased Intangibles

The Company has recorded amortization of acquired intellectual property intangibles, included in its GAAP financial statements, related to the acquisitions of Data Junction and assets of ChanneLinx, Inc. Management excludes these items for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. The Company believes that eliminating this expense in determining its non-GAAP measures is useful to investors because doing so provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management, and it allows a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the Company believes that non-GAAP measures of profitability that exclude amortization of acquired intellectual property intangibles are widely used by analysts and investors in the software industry.

Stock-based Compensation Expense

The Company has incurred stock-based compensation expense as determined under SFAS 123R for the quarters ending on or after September 30, 2005, and under APB 25 for earlier comparable periods in its GAAP financial results. Since stock-based compensation is a non-cash charge, the Company excludes this item for the purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. In addition, the exclusion of stock-based compensation from the non-GAAP measures is done to allow a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. The very nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of core revenue-generating operations relative to prior periods (including prior periods following the adoption of SFAS 123R). Finally, the Company believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Income Tax Adjustment

Income taxes represent a complex element of any company’s income statement and effective tax rates can vary widely from year to year and from company to company, especially in periods in which adjustments are made to a company’s valuation reserve for deferred tax assets. The Company uses a statutory tax rate of 34% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP diluted earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the Company believes that non-GAAP measures of profitability that are based on more standardized statutory tax rates are widely used by analysts and investors in the software industry.

Pervasive Software Inc.

Reconciliation of Forward-Looking Guidance

(Unaudited)

	Diluted Earnings per Share Range Three months ended December 31, 2009
GAAP expectation	$0.05	$0.06

Adjustment to exclude amortization of purchased intangibles	*	*
Adjustment to exclude stock-based compensation expense	$0.01	$0.01
Adjustment to tax non-GAAP results at a consistent 34% rate	*	*

Non-GAAP expectation	$0.06	$0.07

	Diluted Earnings per Share Range Three months ended March 31, 2010
GAAP expectation	$0.03	$0.06

Adjustment to exclude amortization of purchased intangibles	*	*
Adjustment to exclude stock-based compensation expense	$0.01	$0.01
Adjustment to tax non-GAAP results at a consistent 34% rate	*	*

Non-GAAP expectation	$0.04	$0.07

*	rounds to zero